UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)     April 24, 2006

                            AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                            0-24393               13-3945947
(State or other jurisdiction        (Commission           (IRS Employer
of incorporation)                   File Number)          Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                   6021
(Address of principal executive offices)                  (Zip Code)

Registrant's Telephone Number, Including the area code:   (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURORA GOLD CORPORATION
-----------------------

Item 8.01 Other Events

Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce that drilling is scheduled to begin on May 5, 2006 on the Company's highly prospective Sao Domingos property in the Tapajos Gold province, Para state, Brazil. Drilling will test the depth and strike continuity of the Atacadao mineralised system where previous sampling revealed gold in stockworks grading up to 42.56g/t Gold with 20g/t silver. The East West mineralised system is believed to be part of a mineralised system extending at least 5 km across the property from Atacadao to Fofoca.

The Sao Domingo property area is located approximately 250 km south of the regional centre of Itaituba, 40 km north of the Company's Santa Izabel property. The Company has outlined four (4) prime targets, Atacadao, Esmeril, Fofoca and Cachoeira for the Sao Domingo drilling project. All targets are located around a series of regional brittle and ductile structures trending NW, NE and NNW within the Parauari Intrusive Suite and adjacent to the later Cachoelra (Gabbroic) Intrusive Suite. The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province. This area has also previously been the focus of large-scale alluvial workings.

Preliminary investigation of all four (4) target areas has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites. Results of preliminary sampling are expected in the near future.

Atacadao was a large-scale alluvial gold mining operation capitalizing on gold accumulations shed from the surrounding hills. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite with well-developed stock work quartz. Initial inspection of the quartz veins showed them to be clearly mineralised and final results of initial sampling confirmed high grades of gold, up to 42.56g/t Gold with 20g/t silver within the quartz stock works. Locally, previous shallow, up to 10 metre production shafts focused on an E-W sub-vertical, project scale brittle structure, which can be traced for several hundreds of meters, and is thought to link up to the high grade occurrences at the Fofoca project a distance of approximately 5 km.

Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Sao Domingo project will define a series of large tonnage economic gold and poly metallic ore bodies, and is currently conducting exploration to define further drill targets for the near future.


Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

99.1 Aurora Gold Corporation news release issued April 24, 2006 and disseminated through the facilities of recognized newswire services.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AURORA GOLD CORPORATION


Date: April 24, 2006                    by: /s/ A. Cameron Richardson
      --------------                       ---------------------------
                                                A. Cameron Richardson
                                                CFO and Director


                                       3